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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-78259 of Hughes Electronics Corporation on Form S-3 of our report dated January 20, 1999 (March 1, 1999 as to Note 19) appearing in the Registration Statement of Hughes Electronics Corporation on Form 10 filed with the Securities and Exchange Commission on July 30, 1999 incorporated by reference in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, CA

July 30, 1999